UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GENIUS BRANDS INTERNATIONAL, INC.*
(Exact name of registrant as specified in its charter)

Nevada	20-4118216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th Floor, Beverly Hills, CA, 90210
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

 * The Registrant is currently named Genius Brands International, Inc. Prior to the consummation of the transfer to the NYSE American LLC, the Registrant plans to change its name to “Kartoon Studios, Inc.”

EXPLANATORY NOTE

The registrant is filing this registration statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.001 per share, from The Nasdaq Stock Market to the NYSE American LLC. The Company plans to change its name from “Genius Brands International, Inc.” to “Kartoon Studios, Inc.” prior to the consummation of the transfer.

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Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are common stock, par value $0.001 per share, of Genius Brands International, Inc. (the “Company”). The description of common stock set forth in Exhibit 4.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020 to which this Form 8-A relates is incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date June 22, 2023	GENIUS BRANDS INTERNATIONAL, INC.

	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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